Exhibit 4.42

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Amendment to the

Business Process Outsourcing Services Agreement And

Statement of Work

Dated March 05, 2008

By and between

MAKEMYTRIP (INDIA) PRIVATE LIMITED

And

CONCENTRIX DAKSH SERVICES INDIA PRIVATE LIMITED

This Amendment Agreement (“Amendment No. 20”) dated February 22, 2016 to Business Process Outsourcing Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011, Eighth Amendment dated October 27, 2011, 9th Amendment dated December 29, 2011, 10th Amendment dated July 4, 2012, 11th Amendment dated November 1, 2012, 12th Amendment dated July 1, 2013, 13th Amendment dated September 25, 2013, 14th Amendment dated June 26, 2014, 15th Amendment effective July 28, 2014 , 16th Amendment dated 01 Oct, 2014, 17th Amendment dated October 01, 2014, Amendment 18 dated 01st October 2014 and 19th Amendment dated August 24, 2015 thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip (India) Private Limited, a Company registered under the Companies Act, 1956 and having its head office at 243, S P Infocity, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL/Customer” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART;

AND

Concentrix Daksh Services India Private Limited formerly known as IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Unit # 101, 2nd Floor, Westend Mall, District Centre, Janakpuri, New Delhi-110058 (hereinafter referred to as “Concentrix Daksh” or the “Service Provider”, which expression shall unless repugnant to the context or meaning thereof, include its successors and permitted assigns), through its duly authorized representative of the SECOND PART;

WHEREAS MMTL and IBM Daksh have executed a Master Service Agreement dated March 05, 2008 (hereinafter referred to as “the Agreement”) including Statement Of Work (‘SOW”) which sets forth the services, functions and responsibilities that IBM Daksh has agreed to perform for MMTL and the associated responsibilities of the Parties and both Parties agree to amend the Agreement as mentioned below.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

TERMS AND CONDITIONS GOVERNING THIS AMENDMENT NO. 20

I.	Parties herby agree to add to Annexure 3, of SoW January 01,2012, “ R&P Structure” with the following considerations :-

DOM	Conversion	Penalty Target	Reward Target
	L2	XXXX	XXXX
	L1	XXXX	XXXX

DOM	F.I.T. - G.P.M. %	Target
	L2	XXXX	XXXX
	L1	XXXX	XXXX

OBT	Conversion	Penalty Target	Reward Target
	Voice L1	XXXX	XXXX
	Voice L2	XXXX	XXXX
	Web- L1	XXXX	XXXX
	Web- L2	XXXX	XXXX

OBT	F.I.T. - G.P.M. %	Penalty Target	Reward Target
	Voice L1	XXXX	XXXX
	Voice L2	XXXX	XXXX
	Web- L1	XXXX	XXXX
	Web- L2	XXXX	XXXX

II.	Parties hereby agree to add the following to Section 3.7 of Amendment 3 dated June 01, 2009 :-

SXI	Conversion	Penalty Target	OPS Target	Reward Target
	Voice	XXXX	XXXX	XXXX
	Chat	XXXX		XXXX

SXI	GPM%	Penalty Target		Reward Target
	Voice	XXXX		XXXX
	Chat	XXXX		XXXX

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

III.	Parties also would like to add the following Reward and Penalty metrics to Section 7 of Sow Dated 05 March, 2008 for the Sales (US) LOB:-

Sales US	Conversion	Penalty Target	Reward Target
	Voice	XXXX	XXXX
	Chat	XXXX	XXXX

Sales US	GPM%	Penalty Target
	Voice	XXXX	XXXX
	Chat	XXXX	XXXX

IV.	Parties also agree to add the targets for Call Quality which is effective 01st April 2016 :-

	Penalty Target	Reward Target
CQ	XXXX	XXXX

V.	Also for all the above Reward and Penalty metrics the reward would be XXXX of the LOB revenue and the Penalty would be XXXX of the LOB revenue.

VI.	Parties also agree to add the following to Annexure 3, IT architecture, of SoW dated 8th March, 2008 for Provision of MMT and its 3rd party vendor access on Concentrix voice infrastructure for call monitoring and downloading calls . The details are :-

a)	Definition:

i)	3rd party - Vendor engaged by MMT other than Concentrix to access servers and resources hosted at Concentrix and managed by Concentrix

ii)	NDA - Non Disclosure Agreement

iii)	VPN - Virtual Private Network

b)	Platforms: Nice, Verint, Asterisk

c)	Considerations:

i.	NDA with the 3rd party vendor shall be the responsibility of MMT and Concentrix shall not be held responsible for misuse of any IDs created by Concentrix for this purpose

ii.	Dedicated Cisco VPN group shall be created by Concentrix to allow only the required server access to MMT and its 3rd party

iii.	MMT or its 3rd party IDs on the Concentrix VPN and voice servers shall be created and logically owned by Concentrix however accountability of use / misuse of these IDs shall lie with MMT

iv.	The servers provisioned for the call monitoring and recording access by Concentrix shall either be partitioned between customers, if shared or be dedicated for MMT, if technical partitioning is not possible, to avoid the risk of accessing other business information and intentional/unintentional misuse of calls

VII.	This Amendment No. 20 shall be effective from December 01, 2015 (“Amendment No. 20 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

VIII.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 20 by reference.

IX.	This Amendment No. 20 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 20 is incorporated into and deemed to be part of the Agreement.

For Make My Trip (India) Private Limited		For Concentrix Daksh Services India Private Limited

/s/ Jasmeet Singh		/s/ Sunil K. Gupta

Authorized Representative		Authorized Representative

Name:	Jasmeet Singh	Name:	Sunil K. Gupta

Title:		Title:	CFO

Date	3/MAR/16	Date:	22/02/2016